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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1 of our report dated August 1, 2000 contained in Esperion Therapeutics, Inc.'s Registration Statement on Form S-1 (File No. 333-31032), and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1.

                                        /s/ Goldenberg Rosenthal, LLP

Jenkintown, Pennsylvania
August 9, 2000